As filed with the Securities and Exchange Commission on February 19, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1200960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 International Drive Baltimore, Maryland 21202 (410) 539-0000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

THOMAS C. MERCHANT

Executive Vice President and General Counsel

Legg Mason, Inc.

100 International Drive

Baltimore, Maryland 21202

(410) 539-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

JAMES S. SCOTT, SR., ESQ.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

(212) 848-4000

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY THE REGISTRANT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(3)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities
Debt Warrants
Currency Warrants
Stock Warrants
Common Stock
Preferred Stock
Depositary Shares
Rights to Purchase Common Stock or Preferred Stock
Purchase Contracts
Units(4)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	In accordance with Rules 456(b) and 457(r), Legg Mason, Inc. is deferring payment of all of the registration fee.
(3)	Including securities as may from time to time be issued upon exercise, conversion or exchange of other securities registered hereunder.
(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares and purchase contracts as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

PROSPECTUS

LEGG MASON, INC.

DEBT SECURITIES

DEBT WARRANTS

CURRENCY WARRANTS

STOCK WARRANTS

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

RIGHTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK

PURCHASE CONTRACTS

UNITS

Legg Mason, Inc. (“Legg Mason”) intends to sell from time to time debt securities, warrants to purchase debt securities, warrants to receive the cash value in U.S. dollars of the right to purchase and to sell either foreign currencies or units of two or more currencies at the time of offering, warrants to purchase common stock, common stock, preferred stock, depositary shares, rights to purchase shares of common stock or preferred stock, purchase contracts and units. Legg Mason may offer debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares, rights to purchase shares of common stock or preferred stock, purchase contracts and units (each as defined below) either together or separately and on terms determined by market conditions at the time of sale.

Legg Mason will provide the specific terms of each series of debt securities, debt warrants, currency warrants, stock warrant, common stock, preferred stock, depositary shares, rights to purchase shares of common stock or preferred stock, purchase contracts and units in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus will not be used to issue any securities unless it is attached to a prospectus supplement.

Legg Mason’s common stock is listed on the New York Stock Exchange under the symbol “LM.”

Please refer to the “Risk Factors” in the applicable prospectus supplement for factors you should consider before investing in our securities. You should also consider carefully the risk factors included in Legg Mason’s Annual Report on Form 10-K filed on May 22, 2015, as updated by the risk factors in Part II, Item 1A in Legg Mason’s Quarterly Report on Form 10-Q filed on February 2, 2016 and the other reports filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before you invest in any of our securities.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 19, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission using the “shelf” registration process. Under the shelf registration process, we may offer and sell from time to time debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares, rights to purchase shares of common stock or preferred stock, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Where To Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where To Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any other statement or free writing prospectus authorized by Legg Mason in the future. At the date of this prospectus, nobody else has been authorized to provide you with different or additional information. No offer of these securities is being made in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the applicable document.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements and the net proceeds to us. See “Plan of Distribution.” The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

References in this prospectus to “we,” “our,” “us,” “Legg Mason” or “the Company” refer to Legg Mason, Inc. and its subsidiaries unless the context requires otherwise.

FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated into this prospectus by reference contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Legg Mason does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to the following:

•	projections of revenues, margins, income, earnings per share, capital expenditures, dividends, capital structure or other financial measures;

•	anticipated future net client cash flows and uses for free cash;

•	anticipated changes in our business or in the amount of client assets under management (“AUM”) or assets under advisement (“AUA”);

•	anticipated expense levels, changes in expenses and expectations regarding financial market conditions;

•	anticipated investment performance of, or levels of asset flows to, asset management products we manage;

•	anticipated future investment performance of our affiliates;

•	anticipated future transactions such as acquisitions;

•	anticipated performance of recent, pending and future acquisitions;

•	descriptions of anticipated plans or objectives of management for operations, products or services;

•	forecasts of performance, including expected earnings per share in future periods; and

•	assumptions regarding any of the foregoing.

Because these statements involve anticipated events or conditions, forward-looking statements often include words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or similar expressions, including the negative of those terms.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. A number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. Such factors are, but are not limited to:

•	the volatility and general level of securities prices and interest rates;

•	the competitive nature of the asset management industry;

•	changes in investor sentiment and confidence;

•	changes in domestic and foreign economic and market conditions;

•	changes in our total AUM, AUA or their composition due to investment performance, client withdrawals or inflows, market conditions, competitive pressures or other reasons;

•	the mix of our AUM or AUA among our affiliates and the revenue yield of our AUM or AUA;

•	the relative investment performance of company-sponsored investment funds and other asset management products both in absolute terms and relative to competing offerings and market indices;

•	our ability to maintain investment management and administrative fees at current levels;

•	the loss of key employees or principals of our current or future operating subsidiaries;

•	fluctuations in operating expenses due to variations in levels of compensation expense incurred as a result of changes in the number of total employees, competitive factors, changes in the percentages of revenues paid as compensation or other reasons;

•	the effect of current and future federal, state and foreign regulation of the asset management industry, including potential liability under applicable securities laws;

•	market, credit and liquidity risks associated with our investment management activities;

•	variations in expenses and capital costs, including depreciation, amortization and other non-cash charges incurred by us to maintain our administrative infrastructure;

•	the impairment of acquired intangible assets and goodwill diluted earnings per common share;

•	costs associated with any credit support activities we engage in with regard to funds managed by our subsidiaries;

•	potential restrictions on the business of, and withdrawal of capital from, certain of our subsidiaries due to net capital requirements;

•	unanticipated costs that may be incurred by Legg Mason from time to time to protect client goodwill, to otherwise support investment products or in connection with litigation or regulatory proceedings; and

•	the effect of any acquisitions and dispositions, including prior acquisitions.

Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond our control, including but not limited to those discussed above, and under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended March 31, 2015, our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2015, September 30, 2015 and December 31, 2015 and in our other public filings, press releases and statements by our management. Due to such risks, uncertainties and other factors, do not unduly rely on forward-looking statements. They represent our expectations about the future and are not guarantees. Forward-looking statements are only as of the date they are made, and, except as required by law, might not be updated to reflect changes as they occur after the forward-looking statements are made. We urge you to review Legg Mason’s filings with the Commission for any updates to our forward-looking statements.

WHERE TO FIND MORE INFORMATION

Legg Mason has filed with the Commission a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus is part of that registration statement. As permitted by the Commission’s rules, this prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.

Legg Mason is subject to the informational requirements of the Exchange Act. As a result, Legg Mason files reports and other information with the Commission. The public may read and copy any materials Legg Mason has filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants like Legg Mason that file electronically with the Commission. The address of the Commission’s website is “http://www.sec.gov.” Legg Mason’s common stock is listed on The New York Stock Exchange, Inc., and such reports, proxy and information statements and other information concerning Legg Mason may also be inspected at the offices of The New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005. Legg Mason makes additional information available at Legg Mason’s website, “http://www.leggmason.com.” The contents of this website are not incorporated into this prospectus.

This prospectus incorporates by reference certain information that Legg Mason has filed with the Commission under the Exchange Act. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Legg Mason is incorporating by reference in this prospectus and any prospectus supplement the following documents:

•	Legg Mason’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015;

•	Legg Mason’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2015, September 30, 2015 and December 31, 2015;

•	Legg Mason’s Current Reports on Form 8-K filed on July 29, 2015 and December 30, 2015 and Item 8.01 of Legg Mason’s Current Report on Form 8-K filed on January 22, 2016;

•	The information responsive to Part III of Legg Mason’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 provided in Legg Mason’s Definitive Proxy Statement filed on June 17, 2015; and

•	The description of our common stock contained in our registration statement Form 8-A, which was filed with the SEC on February 23, 2001, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Legg Mason with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities are also incorporated by reference into this prospectus and any prospectus supplement even though they are not specifically identified in this prospectus.

Legg Mason will provide to each person, including any beneficial owner, to whom this prospectus and any prospectus supplement is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the office of the Corporate Secretary, Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202; telephone number (410) 539-0000. The copies will be provided without charge.

Legg Mason has filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

OUR COMPANY

Legg Mason is a global asset management company. Acting through our subsidiaries, we provide investment management and related services to institutional and individual clients, company-sponsored mutual funds and other pooled investment vehicles. We offer these products and services directly and through various financial intermediaries. We have operations principally in the United States of America and the United Kingdom and also have offices in Australia, Bahamas, Brazil, Canada, Chile, China, Dubai, France, Germany, Italy, Japan, Luxembourg, Poland, Singapore, Spain, Switzerland and Taiwan.

Legg Mason, Inc. was incorporated in Maryland in 1981 to serve as a holding company for its various subsidiaries. The predecessor companies to Legg Mason trace back to Legg & Co., a Maryland-based broker-dealer formed in 1899. Our subsequent growth has occurred primarily through internal expansion and the acquisition of asset management and broker-dealer firms. In December 2005, Legg Mason completed a transaction in which it sold its primary broker-dealer businesses to concentrate on the asset management industry.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Legg Mason’s ratio of earnings (loss) to fixed charges for the periods indicated.

	Nine Months Ended	Year Ended March 31,
	December 31, 2015	2015	2014	2013		2012	2011
Ratio of Earnings (Loss) to Fixed Charges	0.5	4.9	5.6	(4.1	)(1)	3.4	3.8

(1)	Earnings were inadequate to cover fixed charges for the year ended March 31, 2013 by $505.6 million.

For purposes of calculating the ratio of earnings (loss) to fixed charges, (i) “earnings” consist of our consolidated income from operations before income taxes and fixed charges and (ii) “fixed charges” consist of interest expense, excluding interest on uncertain tax positions, included in earnings and one third of the total of Rent, Marketing Data Services, Maintenance, Data Processing Service Bureau and Equipment Rental expenses (considered representative of the interest factor). The portion of interest related to uncertain tax positions is excluded from the calculation of fixed charges.

USE OF PROCEEDS

Unless specified otherwise in a prospectus supplement, Legg Mason intends to use the net proceeds from the sale of the securities for general corporate purposes. This may include our continued expansion and diversification, both by internal growth and by acquisition, of our asset management business, and repayment of our outstanding indebtedness. Pending any of the foregoing applications, the net proceeds may be invested temporarily in short-term, interest bearing securities.

PROSPECTUS SUPPLEMENT

This prospectus provides you with a general description of the debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares, rights to purchase shares of common stock or preferred stock, purchase contracts and units. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where To Find More Information.”

The prospectus supplement to be attached to the front of this prospectus will describe: the terms of the securities offered, the initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.

For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement.

THE SECURITIES

The following sections describe the general terms that will apply to securities that will be offered by Legg Mason pursuant to this prospectus. The specific terms of the securities, and the extent to which the general terms described in the following sections apply to the securities, will be described in the applicable prospectus supplement at the time of the offer.

Legg Mason may issue any combination of the following securities in one or more offerings:

•	debt securities (the “debt securities”);

•	warrants to purchase Legg Mason’s debt securities (the “debt warrants”);

•	warrants to receive from Legg Mason the cash value in U.S. dollars of the right to purchase and sell either foreign currencies or units of two or more currencies (the “currency warrants”);

•	warrants to purchase common stock or preferred stock of Legg Mason (the “stock warrants” and the shares underlying such stock warrants, the “warrant shares”);

•	shares of the common stock of Legg Mason (the “common stock”);

•	shares of the preferred stock of Legg Mason (the “preferred stock”);

•	depositary shares representing fractional shares of preferred stock of Legg Mason of one or more series (the “depositary shares”);

•	rights to purchase common stock or preferred stock of Legg Mason (the “rights”);

•	purchase contracts representing Legg Mason’s obligation to sell debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares or other securities that Legg Mason may sell under this prospectus at a future date or dates (the “purchase contracts”); and

•	units consisting of any combination of two or more of debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares, purchase contracts or debt obligations of third parties, including government securities (the “units”).

The debt securities, debt warrants, currency warrants, stock warrants, warrant shares, common stock, preferred stock, depositary shares, rights, purchase contracts and units or any combination of those securities, together with any debt securities, common stock and preferred stock issuable upon exercise of debt warrants, stock warrants or conversion or exchange of other offered securities, as applicable are collectively referred to in this prospectus as the “securities.”

DESCRIPTION OF DEBT SECURITIES

Senior Debt Securities

Legg Mason may issue senior debt securities in one or more distinct series. This section summarizes the material terms of the senior debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of senior debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Since the terms of specific senior debt securities may differ from the general information provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below. Unless the context requires otherwise, all references below in this “—Senior Debt Securities” section to “debt securities” refer to senior debt securities issued by Legg Mason under the indenture referred to below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between Legg Mason and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Events of Default.” Second, the trustee performs certain administrative duties for us.

Senior debt securities will be issued by Legg Mason under an indenture for senior debt securities, dated as of January 22, 2014 (as supplemented from time to time, the “indenture”), between Legg Mason as issuer, and The Bank of New York Mellon, as trustee (the “trustee”), a copy of which is filed herewith as Exhibit 4.1.

The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The terms “we,” “our” and “us,” when used to refer to an issuer of debt securities, means Legg Mason.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. See “Where To Find More Information” for information on how to locate the indenture and any supplemental indentures that may be filed.

General Provisions of the Indenture

Each series of debt securities will be unsecured obligations of Legg Mason. Any debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Legg Mason.

The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement or term sheet (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other unsecured debt securities, may be issued under the indenture in one or more series.

You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

•	The title of the debt securities of Legg Mason.

•	The total principal amount of the debt securities of the series and any limit on such total principal amount.

•	If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

•	The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

•	The form in which we will issue the debt securities and whether we will have the option of issuing debt securities in “certificated” form.

•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.

•	Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and how these amounts will be determined.

•	The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

•	If other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form, the denominations in which the offered debt securities will be issued.

•	If the provisions of Article Fourteen of the indenture described under “defeasance” are not applicable and any provisions in modification of, in addition to or in lieu of any of these provisions.

•	Whether and under what circumstances we will pay additional amounts, as contemplated by Section 1008 of the indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	Any changes or additions to the Events of Default or covenants contained in the indenture.

•	Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

•	Any other material terms of the debt securities.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture when a single trustee is acting for all debt securities issued under the indenture are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.

We refer you to the applicable prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

Payment of the purchase price of the debt securities must be made in immediately available funds.

As used in this prospectus, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency debt securities, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the foreign currency (or, if the foreign currency is the Euro, the day is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (“TARGET”) System is open); and provided further that, with respect to Notes as to which LIBOR is an applicable interest rate basis, the day is also a London Business Day.

“London Business Day” means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.

“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term “Principal Financial Center” means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich

and in the event the LIBOR Currency is the Euro, the “Principal Financial Center” is London.

The authorized denominations of debt securities denominated in U.S. dollars will be a minimum denomination of $2,000 and integral multiples of $1,000 above the minimum denomination. The authorized denominations of foreign currency debt securities will be set forth in the applicable prospectus supplement or term sheet.

Optional Redemption, Repayment and Repurchase

If specified in a prospectus supplement or term sheet, we may redeem the debt securities at our option by delivering a notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. If less than all the debt securities of any series with the same terms are to be redeemed, the particular debt securities to be redeemed shall be selected not more than 45 days prior to the redemption date by the trustee, from the outstanding debt securities of such series with the same terms not previously called for redemption, by such method as the trustee shall deem appropriate, subject to applicable law, and which may provide for the selection for redemption of portions of the principal of debt securities of such series; provided, however no such partial redemption shall reduce the portion of the principal amount of a debt security not redeemed to less than the minimum authorized denomination for debt securities of such series. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or portions thereof called for redemption.

Regardless of anything in this prospectus to the contrary, if a debt security is an OID Note (as defined below) (other than an Indexed Note) as indicated in the prospectus supplement or term sheet, the amount payable in the event of redemption or repayment prior to its stated maturity date will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an OID Note will be equal to (i) the issue price specified in the applicable prospectus supplement or term sheet plus (ii) that portion of the difference between the issue price and the principal amount of the OID Note that has accrued at the yield to maturity described in the prospectus supplement or term sheet (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an OID Note exceed its principal amount.

We may at any time purchase debt securities at any price in the open market or otherwise, subject to applicable law. We may hold, resell or surrender for cancellation any debt securities that we purchase.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price or rate (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we will issue them in book-entry form only. Debt securities issued in book-entry form will be represented by global securities. The prospectus supplement or term sheet will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Book-Entry Holders. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary. Financial institutions that participate in the depositary’s book-entry system will hold beneficial interests in the debt securities held by or on behalf of the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary or its nominee as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants will do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities or the indenture.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through an indirect participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders of the debt securities.

Street Name Holders. In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, the prospectus supplement or term sheet whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle a request for the holders’ consent, if ever required,

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Interest and Interest Rates

General

Each debt security will begin to accrue interest from the date it is originally issued. The applicable prospectus supplement or term sheet will specify each debt security as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note and describe the method of determining the interest rate, including any spread and/or spread multiplier. For an Indexed Note, the applicable prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.

A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a debt security that combines fixed and floating rate terms.

Interest on the debt securities other than in global form denominated in U.S. dollars will be paid by wire transfer to a bank account maintained by the holder or, at the holder’s option, by check mailed on an Interest Payment Date to the persons entitled thereto to the addresses of such holders as they appear in the security register. The principal of, and premium, if any, and, if other than an Interest Payment Date, interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular Note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Fixed Rate Notes

Each debt security whose interest is payable at a fixed rate is referred to herein as a “Fixed Rate Note.” The prospectus supplement or term sheet for Fixed Rate Notes will describe a fixed interest rate payable semiannually in arrears on the dates specified in such term sheet or prospectus supplement (each, with respect to Fixed Rate Notes, an “Interest Payment Date”). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal of, and premium, if any, and interest on that Fixed Rate Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date. Interest on Fixed Rate Notes on an Interest Payment Date will be paid to holders of record as of the related Regular Record Date. A “Regular Record Date” will be the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date.

Each interest payment on a Fixed Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.

Original Issue Discount Notes

We may issue original issue discount debt securities (including zero coupon debt securities) (“OID Notes”), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the OID Note and is paid on the Maturity Date. Upon a redemption, repayment or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under “—Optional Redemption, Repayment and Repurchase.” This amount normally is less than the amount payable on the stated maturity date.

Amortizing Notes

We may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of such debt securities (“Amortizing Notes”). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The applicable prospectus supplement or term sheet for an Amortizing Note will include a table setting forth repayment information.

Floating Rate Notes

Each debt security whose interest is determined by reference to an interest rate basis or formula is referred to herein as a “Floating Rate Note.” That basis or formula may be based on:

•	the CD Rate;

•	the Commercial Paper Rate;

•	LIBOR;

•	EURIBOR;

•	the Federal Funds Rate;

•	the Prime Rate;

•	the Treasury Rate;

•	the CMT Rate;

•	the Eleventh District Cost of Funds Rate; or

•	another negotiated interest rate basis or formula.

The prospectus supplement or term sheet will also indicate any spread and/or spread multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law for general application.

We will appoint a calculation agent to calculate interest rates on the Floating Rate Notes.

Unless otherwise specified in a prospectus supplement or term sheet, the “Calculation Date,” if applicable, relating to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.

Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, when available, the interest rate that will become effective on the next Interest Reset Date for the Floating Rate Note.

Change of Interest Rate. The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually or on some other specified basis (each, an “Interest Reset Date”). The Interest Reset Date will be:

•	for Floating Rate Notes with interest that resets daily, each Business Day;

•	for Floating Rate Notes (other than Treasury Rate debt securities) with interest that resets weekly, Wednesday of each week;

•	for Treasury Rate debt securities with interest that resets weekly, Tuesday of each week;

•	for Floating Rate Notes with interest that resets monthly, the third Wednesday of each month;

•	for Floating Rate Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	for Floating Rate Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement or term sheet; and

•	for Floating Rate Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement or term sheet.

The related prospectus supplement or term sheet will describe the initial interest rate or interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

Date Interest Rate Is Determined. The date interest is determined with respect to Floating Rate Notes is referred to herein as the “Interest Determination Date.” The Interest Determination Date for all Commercial Paper Rate, CD Rate and CMT Rate debt securities is the second Business Day immediately preceding the applicable Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date (unless the designated LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date).

The Interest Determination Date for EURIBOR Notes will be the second TARGET Business Day immediately preceding the applicable Interest Reset Date.

The Interest Determination Date for Treasury Rate debt securities will be the day of the week in which the applicable Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.

The Interest Determination Date for all Federal Funds Rate Notes and Prime Rate Notes will be the Business Day immediately preceding the applicable Interest Reset Date.

The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.

Payment of Interest. Interest is paid as follows:

•	for Floating Rate Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;

•	for Floating Rate Notes with interest that resets quarterly, on the third Wednesday of March, June, September, and December of each year;

•	for Floating Rate Notes with interest that resets semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement or term sheet; and

•	for Floating Rate Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement or term sheet (each of the above, with respect to Floating Rate Notes, an “Interest Payment Date”).

Each interest payment on a Floating Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.

Interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record at the close of business on each Regular Record Date, which is the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day, then the Interest Payment Date will be postponed to the next Business Day. However, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, and premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date.

Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate debt securities or CMT Rate debt securities, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

CD Rate Notes. The “CD Rate” for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date, for that Interest Determination Date under the heading “CDs (secondary market).” The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.

The following procedures will be followed if the CD Rate cannot be determined as described above:

•	the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity described in the prospectus supplement or term sheet as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”

•	If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City for negotiable U.S. dollar certificates of deposit of major United States money-center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the prospectus supplement or term sheet. The calculation agent will select the three dealers referred to above.

•	If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Commercial Paper Rate Notes. The “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Commercial Paper–Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper–Nonfinancial.”

•	If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the day that is one New York City Banking Day (as defined below) following the Interest Reset Date pertaining to that Interest Determination Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100

360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the reset period for which interest is being calculated.

“New York City Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and designated foreign currency deposits) in the City of New York.

LIBOR Notes. The “LIBOR” for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified in such pricing supplement or term sheet as such rate is displayed on Bloomberg on page BBAL (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Bloomberg Page BBAL”) as of 11:00 A.M., London time, on such Interest Determination Date.

The following procedure will be followed if LIBOR cannot be determined as described above:

•

The Company shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Company to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement or term sheet, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest

Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the Company of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such Interest Determination Date by three major banks in such Principal Financial Center selected by the calculation agent for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement or term sheet and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Company are not quoting as mentioned in this sentence, LIBOR determined as of such Interest Determination Date shall be LIBOR in effect on such previous Interest Determination Date or if there is no previous Interest Determination Date then the initial Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.

EURIBOR Notes. The “EURIBOR” for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable pricing supplement or term sheet, beginning on the second TARGET Business Day after such Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 A.M., Brussels time, on such Interest Determination Date.

The following procedure will be followed if EURIBOR cannot be determined as described above:

•	EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro zone interbank market by the principal euro zone office of each of four major banks in that market selected by the Company for euro deposits having such Index Maturity, beginning on the related Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such Interest Determination Date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for such Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro zone banks quoted, at approximately 11:00 A.M., Brussels time, on that Interest Determination Date, by three major banks in the euro zone selected by the calculation agent: loans of euro having such Index Maturity, beginning on such Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

•	If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Federal Funds Rate Notes. The “Federal Funds Rate” will be calculated by reference to either the “Federal Funds (Effective) Rate,” the “Federal Funds Open Rate” or the “Federal Funds Target Rate,” as specified in the applicable pricing supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate, in accordance with the following provisions:

•	If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of such Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the rate with respect to such Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).”

•	The following procedure will be followed if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent, prior to 9:00 A.M., New York City time, on the Business Day following such Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date.

•	If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of such Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for such Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

•	The following procedure will be followed if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City selected by the calculation agent prior to 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date.

•	If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of such Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for such Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”).

•	The following procedure will be followed if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City selected by the calculation agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date.

Prime Rate Notes. The “Prime Rate” for any Interest Determination Date is the rate on that date, as published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Bank Prime Loan” or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•	If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “US PRIME 1 Page” as that bank’s prime rate or base lending rate in effect as of 11:00 A.M., New York City time on that Interest Determination Date.

•	If fewer than four rates appear on the Reuters Page USPRIME1 on that Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on that Interest Determination Date by three major banks in the City of New York selected by the calculation agent.

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on that Interest Determination Date.

“Reuters Page USPRIME1” means the display on Reuters (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Notes. The “Treasury Rate” for any Interest Determination Date is the rate from the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in such pricing supplement or term sheet under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 P.M., New York City time, on the related Calculation Date, the bond equivalent yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate on such Interest Determination Date shall be the bond equivalent yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if no such auction is held, then the Treasury Rate on such Interest Determination Date shall be the bond equivalent yield of the rate on such Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable pricing supplement or term sheet as published in H.15(519) under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in the H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Treasury Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of the three leading primary United States government securities dealers selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement or term sheet; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

The “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

bond equivalent yield =	D x N	x 100

360 – (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

CMT Rate Notes. The “CMT Rate” for any Interest Determination Date is as follows:

•	If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable pricing supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such Interest Determination Date.

•	If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet and for such Interest Determination Date as set forth in H.15(519) under the caption “Treasury constant maturities.”

•	If such rate does not appear in H.15(519), the CMT Rate on such Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable pricing supplement or term sheet as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519).

•	If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for such Interest Determination Date, the CMT Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such Interest Determination Date of three leading primary United States government securities dealers in New York City (each, a “reference dealer”) selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such Interest Determination Date.

•

If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable pricing supplement or term sheet, the CMT Rate on such Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as set forth in H.15(519) opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls.

•	If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for the week or month, as applicable, preceding such Interest Determination Date as set forth in H.15(519) opposite the caption “Treasury Constant Maturities.”

•	If such rate does not appear in H.15(519), the CMT Rate on such Interest Determination Date shall be the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls.

•	If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for the applicable week or month, the CMT Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date shall be the rate on such Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date shall be the rate on the such Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such Interest Determination Date shall be the CMT Rate in effect on such Interest Determination Date.

Eleventh District Cost of Funds Rate Notes. The “Eleventh District Cost of Funds Rate” for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 A.M., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District.”

The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:

•	If the rate is not displayed on the relevant page as of 11:00 A.M., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

•	If no announcement was made relating to the calendar month preceding such Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on such Interest Determination Date.

Indexed Notes

We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call “Indexed Notes,” are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.

If you purchase an Indexed Note, you may receive a principal amount on the Maturity Date that is greater than or less than the Note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same Maturity Date. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and on the Maturity Date. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.

Renewable Notes

We may issue debt securities, which we call “Renewable Notes” that will automatically renew at maturity unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement or term sheet. In addition, we may issue debt securities whose maturity may be extended at the option of the holder for one or more periods, as more fully described in the prospectus supplement or term sheet relating to such securities.

The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The applicable prospectus supplement or term sheet will identify a final stated maturity.

If a Renewable Note is represented by a global security, DTC or its nominee will be the holder of the Renewable Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of such Renewable Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Renewable Note must instruct the broker or other DTC participant through which it holds an interest in the Renewable Note to notify DTC of its desire to terminate the automatic extension of the Renewable Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Renewable Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee. Specific information pertaining to United States federal tax considerations for Renewable Notes will be described in an applicable prospectus supplement or term sheet.

Extendible Notes

We may issue debt securities, which we call “Extendible Notes,” whose maturity may be extended at our option for one or more whole-year periods (each, an “Extension Period”), up to but not beyond a final stated maturity described in the applicable prospectus supplement or term sheet.

We may exercise our option to extend the Extendible Note by notifying the trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then effective date of maturity. If we elect to extend the Extendible Note, the trustee (or paying agent) will deliver (at least 40 days prior to the then effective date of maturity) to the holder of the Extendible Note a notice (an “Extension Notice”) informing the holder of our election, the new date of maturity and any updated terms. Upon the mailing of the Extension Notice, the maturity of that Extendible Note will be extended automatically as set forth in the Extension Notice.

However, we may, not later than 20 days prior to the then effective date of maturity of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher spread and/or spread multiplier, in the case of a Floating Rate Note, for the Extension Period by delivering or causing the trustee (or paying agent) to deliver notice of such higher interest rate or higher spread and/or spread multiplier to the holder of the Fixed Rate Note or Floating Rate Note, as applicable. The notice will be irrevocable.

If we elect to extend the maturity of an Extendible Note, the holder of the Extendible Note will have the option to instead elect repayment of the Extendible Note by us on the then effective date of maturity. In order for an Extendible Note to be so repaid on the date of maturity, we must receive, at least 15 days but not more than 30 days prior to such date of maturity:

(1) the Extendible Note with the form “Option to Elect Repayment” on the reverse of the Extendible Note duly completed; or

(2) a facsimile transmission, telex or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Extendible Note, the principal amount of the Extendible Note to be repaid, the certificate number or a description of the tenor and terms of the Extendible Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Extendible Note be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Extendible Note, will be received by the trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however, that the facsimile transmission, telex or letter will only be effective if the Extendible Note and form duly completed are received by the trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Extendible Note then outstanding if the principal amount of the Extendible Note remaining outstanding after repayment is an authorized denomination.

If an Extendible Note is represented by a global security, DTC or its nominee will be the holder of that Extendible Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Extendible Note must instruct the broker or other participant through which it holds an interest in the Extendible Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee. Specific information pertaining to United States federal tax considerations for the Extendible Notes will be described in an applicable prospectus supplement or term sheet.

Global Securities

What Is a Global Security? As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with, or on behalf of, and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or term sheet, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect owner of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” below.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•	An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the trustee.

•	DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for debt securities of the same series in non-book-entry form (certificated debt securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “Issuance of Securities in Registered Form” above.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 90 days,

•	if we notify the trustee that we wish to terminate that global security, or

•	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss events of defaults later under “Events of Default.”

The prospectus supplement or term sheet may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement or term sheet. If a global security is terminated, only the depositary, and neither we nor the trustee, will be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each regularly scheduled date for interest, even if that person no longer owns the debt security on the interest due date. That day, typically set at a date approximately two weeks prior to the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “What Is a Global Security?”

Payments on Certificated Debt Securities. We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make payments of principal and premium, if any, duly and punctually to the office of the trustee.

Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above. In addition, see the description under “Interest and Interest Rates.”

Covenant

Consolidation, Merger, Sale or Conveyance. The indenture provides that Legg Mason may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any entity, unless:

•	the successor or transferee entity, if other than Legg Mason, is a corporation organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities of Legg Mason and the performance of every covenant and obligation in the indenture to be performed or observed by Legg Mason;

•	immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	Legg Mason has delivered to the trustee an officer’s certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance, transfer or lease, the successor entity will succeed to and be substituted for Legg Mason as obligor on the debt securities with the same effect as if it had been named in the indenture as Legg Mason.

Events of Default

An Event of Default with respect to the debt securities of any series is defined in the indenture as:

(a) default in the payment of any interest on debt securities of that series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of (or premium, if any, on) debt securities of that series at its maturity or upon redemption or repayment when the same becomes due and payable; or

(c) default in the performance, or breach, of any covenant or warranty of Legg Mason in respect of the debt securities of that series (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in clauses (a), (b), (d), (e) or (f) of this section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to Legg Mason by the trustee or to Legg Mason and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture; or

(d) a default under any indebtedness for money borrowed by Legg Mason or any of its subsidiaries that results in the acceleration of the maturity of such indebtedness, or failure to pay any such indebtedness at maturity, in an aggregate amount of at least $50.0 million or its foreign currency equivalent at the time and such acceleration has not been rescinded or annulled, or indebtedness paid, within 30 days after notice to Legg Mason by the trustee (to be provided by it promptly after a responsible officer of the trustee receives written notice of such default) or notice to Legg Mason and the trustee by holders of 25% or more of the then outstanding debt securities of that series; or

(e) certain events of bankruptcy, insolvency and reorganization of Legg Mason; or

(f) any other event of default provided in the prospectus supplement with respect to the debt securities of that series.

The indenture provides that:

•	if an event of default described in clause (a), (b), (c), (d) or (f) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series may declare the principal amount of the debt securities then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

•	upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or any premium or interest on, the debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities of the applicable series; and

•	if an event of default described in clause (e) occurs and is continuing, then the principal amount of all debt securities issued under the indenture, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the indenture, the trustee must give to the holders of debt securities of any series notice of all uncured defaults known to it with respect to the debt securities of such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of, or any premium or interest on, any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the holders of such debt securities.

No holder of any debt securities of any series may institute any action under the indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the debt securities of such series (or all series in the case of an event of default described in clause (e) above).

The holders of a majority in aggregate principal amount of the debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. The indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

Legg Mason must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by an officer thereof to the effect that a review of our activities during such year and our performance under the indenture and the terms of the debt securities has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default.

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another person to Legg Mason and the assumption by any such successor of the covenants of Legg Mason contained in the indenture and in the debt securities in accordance with the provisions described above under “—Covenant—Consolidation, Merger, Sale or Conveyance”; or

•	to add to the covenants of Legg Mason for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power in the indenture conferred upon Legg Mason; or

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are being included solely for the benefit of such series); or

•	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of any such provision; or

•	to establish the form or terms of debt securities of any series as permitted by the indenture, including the provisions and procedures relating to debt securities convertible into or exchangeable for any securities of any person (including Legg Mason); or

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of the indenture; or

•	to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the provisions described under “—Defeasance”; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect.

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•	change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any debt securities, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any debt securities, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•	modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance. Under current United States federal tax law, Legg Mason can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

•	Deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

•	Deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or Event of Default occurring and continuing, and that such defeasance does not result in a breach or violation of, constitute a default under, any material agreement or instrument (other than the indenture) to which Legg Mason or any of its subsidiaries is a party or is bound.

Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture.

Form, Exchange and Transfer of Certificated Debt Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form,

•	without interest coupons, and

•	unless we indicate otherwise in the prospectus supplement or term sheet, in a minimum denomination of $2,000 and amounts above the minimum denomination that are integral multiples of $1,000.

Holders may exchange their certificated debt securities for smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated debt securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we deliver the notice of redemption and ending on the day of that delivery, in order to freeze the list of holders to prepare the delivery. We may also refuse to register transfers or exchanges of any certificated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed at any time with respect to one or more series of indenture securities; provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee Under the Indenture

The Bank of New York Mellon may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. The Bank of New York Mellon may also serve as trustee under other indentures under which we are the obligor in the future (including the junior subordinated note indenture). The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of debt securities of any series pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement or term sheet.

Junior Subordinated Debt Securities

Set forth below is a description of the general terms of the junior subordinated debt securities (the “junior subordinated notes”). The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the junior subordinated note indenture to be entered into between Legg Mason, as issuer and The Bank of New York Mellon, as trustee (the “junior subordinated note trustee”) as supplemented from time to time, the “junior subordinated note indenture”), a form of which is filed herewith as Exhibit 4.2. The terms of the junior subordinated notes will include those stated in the junior subordinated note indenture and those made a part of the junior subordinated note indenture by reference to the TIA. Certain capitalized terms used in this prospectus and not defined in this prospectus are defined in the junior subordinated note indenture.

The junior subordinated note indenture is subject to and governed by the TIA. The terms “we,” “our” and “us,” when used to refer to an issuer of junior subordinated notes, means Legg Mason.

General

The junior subordinated notes will be issued as unsecured junior subordinated notes under the junior subordinated note indenture. The junior subordinated note indenture does not limit the aggregate principal amount of junior subordinated notes that may be issued under the junior subordinated note indenture and provides that junior subordinated notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the junior subordinated note indenture. The junior subordinated note indenture gives Legg Mason the ability to reopen a previous issue of junior subordinated notes and issue additional junior subordinated notes of such series, unless otherwise provided.

Reference is made to the prospectus supplement and the term sheet that will accompany this prospectus for the following terms of the series of junior subordinated notes being offered by such prospectus supplement or term sheet:

•	the title of such junior subordinated notes;

•	any limit on the aggregate principal amount of such junior subordinated notes;

•	the date or dates on which the principal of such junior subordinated notes is payable;

•	the rate or rates at which such junior subordinated notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, on and interest, if any, on such junior subordinated notes shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions on which such junior subordinated notes may be redeemed, in whole or in part, at the option of Legg Mason or at the option of the holder prior to their maturity;

•	the obligation, if any, of Legg Mason to redeem or purchase such junior subordinated notes;

•	the date or dates, if any, after which such junior subordinated notes may be converted or exchanged at the option of the holder into or for shares of common stock of Legg Mason and the terms for any such conversion or exchange;

•	the denominations in which such junior subordinated notes shall be issuable;

•	if other than the principal amount of the junior subordinated notes, the portion of the principal amount of such junior subordinated notes which shall be payable upon declaration of acceleration of the maturity of such junior subordinated notes;

•	any deletions from, modifications of or additions to the Events of Default or covenants of Legg Mason as provided in the junior subordinated note indenture pertaining to such junior subordinated notes;

•	whether such junior subordinated notes shall be issued in whole or in part in the form of a Global Security;

•	the right, if any, of Legg Mason to extend the interest payment periods of such junior subordinated notes; and

•	any other terms of such junior subordinated notes.

The junior subordinated note indenture does not contain provisions that afford holders of junior subordinated notes protection in the event of a highly leveraged transaction involving Legg Mason.

Subordination

The junior subordinated notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of Legg Mason. No payment of principal of (including redemption payments, if any), premium, if any, on or interest on (including Additional Interest (as defined below)) the junior subordinated notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the Senior Indebtedness. Upon any payment or distribution of assets of Legg Mason to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of Legg Mason, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the junior subordinated notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the junior subordinated notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the junior subordinated notes are paid in full.

The term “Senior Indebtedness” means, with respect to Legg Mason, (i) any payment due in respect of indebtedness of Legg Mason, whether outstanding at the date of execution of the junior subordinated note indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by Legg Mason that, by their terms, are senior or senior subordinated debt securities including, without limitation, all such obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of Legg Mason under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which Legg Mason is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of Legg Mason (whether or not such obligation is assumed by Legg Mason), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the junior subordinated notes and (2) any unsecured indebtedness between or among Legg Mason or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the junior subordinated note indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The junior subordinated note indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Legg Mason. As of December 31, 2015, Senior Indebtedness of Legg Mason aggregated to approximately $1.1 billion. Since Legg Mason is a holding company, the right of Legg Mason and, hence, the right of creditors of Legg Mason (including holders of senior debt securities and junior subordinated notes) to participate in any distribution of the assets of any subsidiary of Legg Mason, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors and preferred and preferences stockholders of each subsidiary. As of December 31, 2015, on a consolidated basis, Legg Mason had approximately $1.1 billion of outstanding long-term debt (including securities due within one year), of which none was long-term debt of Legg Mason’s subsidiaries (including securities due within one year).

Additional Interest

“Additional Interest” is defined in the junior subordinated note indenture as (i) such additional amounts as may be required so that the net amounts received and retained by the holder (if the holder is a securities trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest not paid on an interest payment date (whether by virtue of deferral or extension, or otherwise), together with interest thereon from such interest payment date to the date of payment, compounded quarterly (or, if specified in the prospectus supplement or term sheet for an offering of a particular series of junior subordinated notes, semi-annually), on each interest payment date.

Events of Default

The junior subordinated note indenture provides that any one or more of the following described events with respect to the junior subordinated notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the junior subordinated notes of such series:

•	default in the payment of any interest upon any junior subordinated note of that series when it becomes due and payable on an interest payment date other than at maturity, including Additional Interest (as defined in clause (ii) of the definition thereof) in respect thereof, and continuance of such default for a period of thirty (30) days; provided, however, that (i) a valid extension of the interest payment period by Legg Mason pursuant to the terms of a supplemental indenture authorizing the junior subordinated notes of that series shall not constitute a default in the payment of interest for this purpose and (ii) no such default shall be deemed to exist if, on or prior to the date on which such interest became due, Legg Mason shall have made a payment sufficient to pay such interest pursuant to the guarantee related to the trust securities of the securities trust owning such series of junior subordinated notes, and shall have delivered a notice to the trustee to that effect; or

•	default in payment of Additional Interest (as defined in clause (i) of the definition thereof) and the continuance of such default for a period of thirty (30) days; or

•	default in the payment of the principal of (or premium, if any), or interest (including Additional Interest defined in clause (ii) of the definition thereof) on, any junior subordinated note of that series at its maturity; provided, however, that no such default in the payment of principal (or premium, if any) or interest (including Additional Interest as defined in clause (ii) of the definition thereof) shall be deemed to exist if, on or prior to the date such principal (and premium, if any) or interest (including Additional Interest as defined in clause (ii) of the definition thereof) became due, Legg Mason shall have made a payment sufficient to pay such principal (and premium, if any) or interest (including Additional Interest as defined in clause (ii) of the definition thereof) pursuant to the guarantee related to the trust securities of the securities trust owning such series of junior subordinated notes, and shall have delivered a notice to the trustee to that effect; or

•	default in the deposit of any sinking fund payment, when and as due by the terms of a junior subordinated note of that series and continuance of such default for a period of three business days; or

•	default in the performance or breach of any covenant or warranty of Legg Mason in the junior subordinated note indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this paragraph specifically dealt with or which has expressly been included in the junior subordinated note indenture solely for the benefit of one or more series of junior subordinated notes other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to Legg Mason by the trustee, or to Legg Mason and the trustee by the holders of at least 25% in principal amount of the outstanding junior subordinated notes of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the junior subordinated note indenture; or

•	certain events of bankruptcy, insolvency or reorganization of Legg Mason; or

•	any other event of default provided with respect to junior subordinated notes of that series in the supplemental indenture authorizing such series.

The holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated note trustee with respect to the junior subordinated notes of such series. If a junior subordinated note indenture Event of Default occurs and is continuing with respect to the junior subordinated notes of any series, then the junior subordinated note trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated notes of such series may declare the principal amount of the junior subordinated notes due and payable immediately by notice in writing to Legg Mason (and to the junior subordinated note trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the junior subordinated notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the junior subordinated note indenture, the holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of such series may, by written notice to Legg Mason and the junior subordinated note trustee, rescind and annul such declaration and its consequences if the default has been cured or waived and Legg Mason has paid or deposited with the junior subordinated note trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the junior subordinated note trustee, including reasonable compensation and expenses of the junior subordinated note trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of any series may, on behalf of the holders of all the junior subordinated notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the junior subordinated note indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated note of such series affected.

Defeasance

The following provisions will be applicable to each series of junior subordinated notes unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance. Under current United States federal tax law, Legg Mason can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your junior subordinated notes. In order to achieve covenant defeasance, we must do the following:

•	Deposit in trust for the benefit of all holders of such junior subordinated notes a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the junior subordinated notes of such series in the relevant currency on their various due dates.

•	Deliver to the junior subordinated note trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the junior subordinated notes of such series any differently than if we did not make the deposit and just repaid such junior subordinated notes ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the junior subordinated notes if there were a shortfall in the trust deposit or the junior subordinated note trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the junior subordinated notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the junior subordinated notes of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	We must deposit in trust for the benefit of all holders of the junior subordinated notes of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the junior subordinated notes of such series in the relevant currency on their various due dates.

•	We must deliver to the junior subordinated note trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the junior subordinated notes of such series any differently than if we did not make the deposit and just repaid such junior subordinated notes ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the junior subordinated notes of such series would be treated as though we paid you your share of the cash and junior subordinated notes or bonds at the time the cash and junior subordinated notes or bonds were deposited in trust in exchange for your junior subordinated notes and you would recognize gain or loss on your junior subordinated notes at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the junior subordinated notes of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or Event of Default occurring and continuing, and that such defeasance does not result in a breach or violation of, constitute a default under, any material agreement or instrument (other than the junior subordinated note indenture) to which Legg Mason or any of its subsidiaries is a party or is bound.

Discharge of the Junior Subordinated Note Indenture

We may satisfy and discharge our obligations under the junior subordinated note indenture by delivering to the junior subordinated note trustee for cancellation all outstanding junior subordinated notes or by depositing with the junior subordinated note trustee or the paying agent after the junior subordinated notes have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding junior subordinated notes and paying all other sums payable under the junior subordinated note indenture.

Registration and Transfer

Legg Mason shall not be required to (i) issue, register the transfer of or exchange junior subordinated notes of any series during a period of 15 days immediately preceding the date notice is given identifying the junior subordinated notes of such series called for redemption or (ii) issue, register the transfer of or exchange any junior subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any junior subordinated note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any junior subordinated notes will be made only against surrender to the Paying Agent of such junior subordinated notes. Principal of and interest on junior subordinated notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Legg Mason may designate from time to time, except that, at the option of Legg Mason, payment of any interest may be made by wire transfer or other electronic transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the junior subordinated notes. Payment of interest on junior subordinated notes on any interest payment date will be made to the person in whose name the junior subordinated notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement or term sheet, the junior subordinated note trustee will act as Paying Agent with respect to the junior subordinated notes. Legg Mason may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by Legg Mason to a Paying Agent for the payment of the principal of or interest on the junior subordinated notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Legg Mason, and the holder of such junior subordinated notes will from that time forward look only to Legg Mason for payment of such principal and interest.

Modification

The junior subordinated note indenture contains provisions permitting Legg Mason and the junior subordinated note trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding junior subordinated notes of each series that is affected, to modify the junior subordinated note indenture or the rights of the holders of the junior subordinated notes of such series; provided that no such modification may, without the consent of the holder of each outstanding junior subordinated note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any junior subordinated note, or reduce the principal amount of any junior subordinated note or the rate of interest (including Additional Interest) on any junior subordinated note or any premium payable upon the redemption of any junior subordinated note, or change the method of calculating the rate of interest on any junior subordinated note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any junior subordinated note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding junior subordinated notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the junior subordinated note indenture or certain defaults under the junior subordinated note indenture and their consequences) provided for in the junior subordinated note indenture, or (iii) modify any of the provisions of the junior subordinated note indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the junior subordinated note indenture cannot be modified or waived without the consent of the holder of each outstanding junior subordinated note that is affected, or (iv) modify the provisions of the junior subordinated note indenture with respect to the subordination of the junior subordinated notes in a manner adverse to such holder.

In addition, Legg Mason and the junior subordinated note trustee may execute, without the consent of any holders of junior subordinated notes, any supplemental indenture for any of the following purposes:

•	to evidence the succession of another corporation to Legg Mason and the assumption by any such successor of the covenants of Legg Mason in the junior subordinated note indenture and in the junior subordinated notes; or

•	to add to the covenants of Legg Mason for the benefit of the holders of all or any series of junior subordinated notes (and if such covenants are to be for the benefit of less than all series of junior subordinated notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon Legg mason; or

•	to add any additional events of default; or

•	to add to or change any of the provisions of the junior subordinated note indenture, to change or eliminate any restrictions on the payment of principal (or premium, if any) on junior subordinated notes or to permit the issuance of junior subordinated notes in uncertificated form, provided any such action shall not adversely affect the interests of the holders of junior subordinated notes of any series in any material respect; or

•	to change or eliminate any of the provisions of the junior subordinated note indenture with respect to any series of junior subordinated notes that have not yet been issued under the junior subordinated note indenture; or

•	to secure the junior subordinated notes; or

•	to establish the form or terms of junior subordinated notes of any series as permitted by the junior subordinated note indenture; or

•	to evidence and provide for the acceptance of appointment under the junior subordinated note indenture by a successor trustee with respect to the junior subordinated notes of one or more series and to add to or change any of the provisions of the junior subordinated indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the junior subordinated note indenture; or

•	to cure any ambiguity, to correct or supplement any provision in the junior subordinated note indenture which may be inconsistent with a other provision therein, or to make provisions with respect to matters or questions arising under the junior subordinated note indenture, provided such action shall not adversely affect the interests of the holders of junior subordinated notes of any series or holders of outstanding trust securities in any material respect; or

•	subject to certain limitations, to make any change in the provisions described under this “—Modification” section that would limit or terminate the benefits available to any holder of Senior Indebtedness; or

•	to modify, eliminate or add to the provisions of the junior subordinated note indenture to such extent as shall be necessary to the qualification of the junior subordinated note indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted, and to add to the junior subordinated note indenture such other provisions as may be expressly required by the Trust Indenture Act.

Consolidation, Merger, Sale or Conveyance

The junior subordinated note indenture provides that Legg Mason may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any entity, unless:

•	the successor or transferee entity, if other than Legg Mason, is a corporation organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest (including Additional Interest) on, all the outstanding junior subordinated notes of Legg Mason and the performance of every covenant and obligation in the indenture to be performed or observed by Legg Mason;

•	immediately after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	Legg Mason has delivered to the trustee an officer’s certificate and an opinion of counsel, each in the form required by the junior subordinated note indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance, transfer or lease, the successor entity will succeed to and be substituted for Legg Mason as obligor on the junior subordinated notes with the same effect as if it had been named in the junior subordinated note indenture as Legg Mason.

Optional Redemption, Repayment and Repurchase

If specified in a prospectus supplement or term sheet, we may redeem the junior subordinated notes at our option by delivering a notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the junior subordinated notes to be redeemed. If the junior subordinated notes are registered in the name of only one holder, any partial redemptions shall be pro rata; provided that, in the case of any such holder which is a depositary or a nominee thereof, nothing in this sentence shall affect the right of such depositary to select for redemption the positions held by its participants in accordance with the procedures of such depositary. If the junior subordinated notes are held in definitive form by more than one holder and if less than all the junior subordinated notes of any series are to be redeemed, the particular junior subordinated notes to be redeemed shall be selected not more than 45 days prior to the redemption date by the junior subordinated note trustee, from the outstanding junior subordinated notes of such series not previously called for redemption, by lot or other such method as the junior subordinated note trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for junior subordinated notes of that series or any integral multiple thereof) of the principal amount of junior subordinated notes of such series of a denomination larger than the minimum authorized denomination for junior subordinated notes of that series. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the junior subordinated notes or portions thereof called for redemption.

We may at any time purchase junior subordinated notes at any price in the open market or otherwise, subject to applicable law. We may hold, resell or surrender for cancellation any junior subordinated notes that we purchase.

Information Concerning the Junior Subordinated Note Trustee

The junior subordinated note trustee, prior to an Event of Default with respect to junior subordinated notes of any series, undertakes to perform, with respect to junior subordinated notes of such series, only such duties as are specifically set forth in the junior subordinated note indenture and, in case an Event of Default with respect to junior subordinated notes of any series has occurred and is continuing, shall exercise, with respect to junior subordinated notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the junior subordinated note trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated note indenture at the request of any holder of junior subordinated notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the junior subordinated note trustee. The junior subordinated note trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the junior subordinated note trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The junior subordinated note trustee may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. The Bank of New York Mellon may also serve as trustee under other indentures under which we are the obligor in the future (including the senior note indenture). The trustee shall be under no obligation to exercise any of the rights or powers vested in it by this indenture at the request or direction of any of the holders of junior subordinated notes of any series pursuant to this indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Governing Law

The junior subordinated note indenture and the junior subordinated notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

Legg Mason will have the right at all times to assign any of its rights or obligations under the junior subordinated note indenture to a direct or indirect wholly-owned subsidiary of Legg Mason; provided, that, in the event of any such assignment, Legg Mason will remain primarily liable for all such obligations. Subject to the foregoing, the junior subordinated note indenture will be binding upon and inure to the benefit of the parties to the junior subordinated note indenture and their respective successors and assigns.

Senior Subordinated Debt Securities and Debt Securities of Other Ranking

We may from time to time offer senior subordinated debt securities and debt securities of other ranking. Each time we sell such debt securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered.

DESCRIPTION OF DEBT WARRANTS

Each series of debt warrants will be issued by Legg Mason under a separate debt warrant agreement to be entered into between Legg Mason and a bank or trust company, as debt warrant agent, as set forth in the applicable prospectus supplement or term sheet. The forms of each of the debt warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the Commission on a Form 8-K that is incorporated by reference into the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the debt warrants Legg Mason may issue. Further terms of the debt warrants and applicable debt warrant agreement will be set forth in the applicable prospectus supplement or term sheet. The specific terms of a debt warrant as described in the applicable prospectus supplement or term sheet will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement or term sheet and this prospectus, the applicable prospectus supplement or term sheet will control. See “Where To Find More Information” for information on how to locate the debt warrant agreement.

General

A prospectus supplement or term sheet relating to each series of debt warrants that may be offered will include specifications relating to the offering. These terms will include the following:

•	the title of such debt warrants;

•	the aggregate number of such debt warrants and whether such debt warrants may be settled in cash;

•	the price or prices at which such debt warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such debt warrants may be payable;

•	the aggregate principal amount and terms of the Legg Mason debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related Legg Mason debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such Legg Mason debt security;

•	the date, if any, when such debt warrants and the related Legg Mason debt securities will be separately transferable;

•	the principal amount of Legg Mason debt securities purchasable upon exercise of each debt warrant and the exercise price;

•	the date when the right to exercise such debt warrants begins and ends or, if a holder may not continuously exercise the warrants throughout that period, the specific date or dates on which the holder may exercise the debt warrants;

•	a discussion of the material U.S. federal income tax considerations that are specific to the debt warrants being offered; and

•	any other terms of such debt warrants, including terms, procedures and limitations relating to the exchange or exercise of such debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement or term sheet. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the Legg Mason debt securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Legg Mason debt securities purchasable upon such exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash such principal amount of Legg Mason debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement or term sheet relating to the debt warrants offered thereby. Debt warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or term sheet relating to the debt warrants offered by such prospectus supplement or term sheet. After the close of business on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as described in the applicable prospectus supplement or term sheet. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement or term sheet, Legg Mason will, as soon as practicable, forward the Legg Mason debt securities purchasable upon such exercise. If fewer than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

DESCRIPTION OF CURRENCY WARRANTS

Currency warrants may be in the form of either: (i) currency warrants giving holders the right to receive from Legg Mason the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars (the “currency put warrants”) or (ii) currency warrants giving the holders the right to receive from Legg Mason the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars (the “currency call warrants”). The spot exchange rate of the applicable base currency as compared to the U.S. dollar will determine whether the currency warrants have a cash settlement value on any given day prior to their expiration.

Each series of the currency warrants will be issued by Legg Mason under a currency warrant agreement between Legg Mason and a bank or trust company, as currency warrant agent, as set forth in the applicable prospectus supplement or term sheet. The forms of each of the currency warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the Commission on a Form 8-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the currency warrants Legg Mason may issue. Further terms of the currency warrants and applicable currency warrant agreement will be set forth in the applicable prospectus supplement or term sheet. The specific terms of a currency warrant as described in the applicable prospectus supplement or term sheet will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement or term sheet and this prospectus, the applicable prospectus supplement or term sheet will control. See “Where To Find More Information” for information on how to locate the currency warrant agreement.

General

A prospectus supplement or term sheet related to each series of currency warrants that may be offered will include specific terms relating to the offering. These terms will include the following:

•	whether currency put warrants or currency call warrants will be offered;

•	the title of such currency warrants;

•	the aggregate number of such currency warrants;

•	the formula for determining the cash settlement value, if any, of each currency warrant;

•	the price or prices at which such currency warrants will be issued;

•	the procedures and conditions relating to the exercise of each series of currency warrants;

•	when the currency warrants will be deemed to be automatically exercised;

•	any minimum number of currency warrants which must be exercised at any one time;

•	the dates the right to exercise such currency warrants will begin and end or, if a holder may not continuously exercise the warrants throughout the period, the specific date or dates on which the holder may exercise the currency warrants;

•	a discussion of the material U.S. federal income tax considerations, if any, that are specific to the currency warrants being offered; and

•	any other terms of such currency warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Book-Entry Procedures and Settlement

Except as may otherwise be provided in the applicable prospectus supplement or term sheet, the currency warrants will be issued in book-entry form represented by a global currency warrant certificate registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing currency warrants. A holder’s ownership of a currency warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder’s account. In turn, the total number of currency warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any currency warrant will be effected only through the selling holder’s brokerage firm.

The cash settlement value will be paid by the currency warrant agent to the depositary. The depositary will be responsible for crediting the amount of such payments to the accounts of participants or indirect participants in accordance with its standard procedures. Each participant or indirect participant will be responsible for disbursing such payments to the holders that it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the holders that it represents.

Exercise of Currency Warrants

Except as may otherwise be provided in the applicable prospectus supplement or term sheet, each currency warrant will entitle the holder to receive the cash settlement value of such currency warrant on the applicable exercise date, in each case as such terms will be defined in the applicable prospectus supplement or term sheet. If not exercised prior to 3:00 P.M., New York City time, on the fifth New York Banking Day preceding the expiration date, currency warrants will be deemed automatically exercised on the expiration date.

Listing

If provided in the applicable prospectus supplement or term sheet, each issue of currency warrants may be listed on a national securities exchange, subject to official notice of issuance, as a condition of sale of any such currency warrants. In the event that any listed currency warrants are delisted from, or permanently suspended from trading on, such exchange, the expiration date for such currency warrants will be the date such delisting or trading suspension becomes effective and currency warrants not previously exercised will be deemed automatically exercised on such expiration date. The applicable currency warrant agreement will contain a covenant of Legg Mason not to seek delisting of the currency warrants, or suspension of their trading, on such exchange.

DESCRIPTION OF STOCK WARRANTS

General

Legg Mason may issue warrants to purchase common stock or preferred stock of Legg Mason (“stock warrants”). We will issue the stock warrants under warrant agreements (each, a “stock warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “stock warrant agent”), identified in the applicable prospectus supplement or term sheet.

The forms of each of the stock warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the Commission on a Form 8-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the stock warrants Legg Mason may issue. Further terms of the stock warrants and applicable stock warrant agreement will be set forth in the applicable prospectus supplement or term sheet. The specific terms of a stock warrant as described in the applicable prospectus supplement or term sheet will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement or term sheet and this prospectus, the applicable prospectus supplement or term sheet will control. See “Where To Find More Information” for information on how to locate the stock warrant agreement.

Because this section is a summary, it does not describe every aspect of the stock warrants and stock warrant agreement.

You should read the applicable prospectus supplement or term sheet for the material terms of any stock warrants we may issue, including the following:

•	the title and aggregate number of the stock warrants;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of each stock warrant;

•	the price, or the manner of determining the price, at which the shares may be purchased upon exercise;

•	if other than cash, the property and manner in which the exercise price may be paid;

•	any minimum number of stock warrants that must be exercised at any one time;

•	the time or times at which, or period or periods in which, the stock warrants may be exercised and the expiration date of the stock warrants;

•	any optional redemption terms;

•	the terms of any right that we may have to accelerate the exercise of the stock warrants upon the occurrence of certain events;

•	whether the stock warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities;

•	the date, if any, on and after which the stock warrants and any other offered securities will be separately transferable; and

•	any other terms of the stock warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Certificates representing stock warrants will be exchangeable for new stock warrant certificates of different denominations. We will not impose a service charge for any permitted transfer or exchange of stock warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Stock warrants may be exercised at the corporate trust office of the stock warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Stock Warrants

Each stock warrant will entitle the holder thereof to purchase the number of shares of Legg Mason’s common stock or preferred stock, as applicable, at the exercise price set forth in, or calculable from, the applicable prospectus supplement or term sheet relating to the stock warrants. After the close of business on the applicable expiration date, unexercised stock warrants will be void.

Stock warrants may be exercised by payment to the stock warrant agent of the exercise price and by delivery to the stock warrant agent of the related stock warrant certificate, with the reverse side thereof properly completed. Stock warrants will be deemed to have been exercised upon receipt of the exercise price and the stock warrant certificate or certificates. Upon receipt of the payment and the properly completed stock warrant certificates, we will, as soon as practicable, deliver the shares of common stock or preferred stock, as applicable, purchased upon the exercise.

If fewer than all of the stock warrants represented by any stock warrant certificate are exercised, a new stock warrant certificate will be issued for the unexercised offered stock warrants. The holder of an offered stock warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of common stock or preferred stock, as applicable, purchased upon exercise.

Modifications

There are three types of changes Legg Mason can make to a stock warrant agreement and the stock warrants issued thereunder.

Changes Requiring Your Approval. First, there are changes that cannot be made to your stock warrants without your specific approval. Those types of changes include modifications and amendments that:

•	accelerate the expiration date;

•	reduce the number of outstanding stock warrants, the consent of the holders of which is required for a modification or amendment; or

•	otherwise materially and adversely affect the rights of the holders of the stock warrants.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the stock warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of the holders of the stock warrants.

Changes Requiring a Majority Vote. Any other change to the stock warrant agreement requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised stock warrants affected thereby. Most changes fall into this category.

Stock Warrant Adjustments

The terms and conditions on which the exercise price of and/or the number of shares of common stock or preferred stock, as applicable, covered by a stock warrant are subject to adjustment will be set forth in the stock warrant agreement and the applicable prospectus supplement or term sheet. The terms will include provisions for adjusting the exercise price and/or the number of shares of common stock or preferred stock, as applicable, covered by the stock warrant; the events requiring the adjustment; the events upon which we may, in lieu of making the adjustment, make proper provisions so that the holder of a stock warrant, upon exercise thereof, would be treated as if the holder had exercised the stock warrant prior to the occurrence of the events; and provisions affecting exercise in the event of certain events affecting the common stock or preferred stock, as applicable.

No Rights as Stockholders

Holders of stock warrants are not entitled, by virtue of being holders, to receive dividends or to vote, consent or receive notice as our stockholders in respect of any meeting of stockholders for the election of our directors or for any other matter, or exercise any other rights whatsoever as our stockholders.

DESCRIPTION OF COMMON STOCK

The following summary describes elements of Legg Mason’s Articles of Incorporation and Bylaws as well as relevant sections of The Maryland Business Combination Act (the “Business Combination Act”). Legg Mason’s authorized capital stock consists of (i) 500,000,000 shares of common stock, par value $.10 per share, of which 107,708,098 shares were issued and outstanding as of January 28, 2016 and (ii) 4,000,000 shares of preferred stock, par value $10.00 per share of which no shares are issued and outstanding as of the date of this prospectus. The following summary is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws, copies of which are on file with the SEC, and the Business Combination Act.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends if, as and when dividends are declared from time to time by Legg Mason’s Board of Directors out of funds legally available therefor, after payment of dividends required to be paid on outstanding preferred stock or series common stock (as described below), if any. In the event of liquidation, dissolution or winding up of Legg Mason, the holders of common stock are entitled as a class, share for share, to share ratably in all assets remaining after payment of debts and other liabilities of Legg Mason and the payment of the full preferential amounts to which the holders of preferred stock are entitled. The common stock has no preemptive or conversion rights and is not subject to further calls or assessment by Legg Mason. There are no redemption or sinking fund provisions applicable to the common stock. The common stock sold by Legg Mason in an offering pursuant to this prospectus, when sold to the underwriters of such offering in the manner described in this prospectus and the prospectus supplement or term sheet relating to such offering will be, and all currently outstanding common stock of Legg Mason is, duly authorized, validly issued, fully paid and non-assessable.

Authorized but Unissued Capital Stock

Maryland law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable Legg Mason’s Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Legg Mason by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Legg Mason’s management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Two-Tier Business Combination Provisions

The Maryland Business Combination Act

Legg Mason is a Maryland corporation subject to the Business Combination Act. The Business Combination Act provides that “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board of Directors approved in advance the transaction by which such stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board of Directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. These voting provisions do not apply if the stockholders receive a minimum price, as defined under Maryland law.

Articles of Incorporation

As permitted by the Business Combination Act, our Articles of Incorporation require the affirmative vote of not less than 70% of our then outstanding shares of voting stock to approve any “business combination” of us with any “related person” unless certain conditions have been met. In addition, the 70% vote must include the affirmative vote of at least 55% of the outstanding shares of voting stock held by stockholders other than the related person. Accordingly, the actual vote required to approve the business combination may be greater than the 70%, depending upon the number of shares controlled by the related person. A related person is defined to include any person or entity which is, directly or indirectly, the beneficial owner of 15% or more of the outstanding shares of our voting stock, including any affiliate or associate of such person or entity. The term “business combination” is defined to include a wide variety of transactions between us and a related person, including a merger, consolidation, share exchange or sale of assets having a fair market value greater than 10% of the book value of our consolidated assets.

However, if the related person pays a “fair price” to our stockholders in the transaction, the 70% requirement would not be applicable and the proposed business combination could be approved by a simple majority of the stockholders unless otherwise required by Maryland law, provided that such affirmative vote includes at least 55% of the voting stock held by persons other than the related person. Under our Articles of Incorporation, the “fair price” must be at least equal to the greater of:

•	the highest price paid or agreed to be paid by the related person to purchase shares of our common stock during the 24-month period prior to the taking of such vote; or

•	the highest market price of the common stock during the 24-month period prior to the taking of such vote; or

•	the per share book value of our common stock at the end of the calendar quarter immediately preceding the taking of such vote.

In addition, the “fair price” consideration to be received by our stockholders must be of the same form and kind as the most favorable form and kind of consideration paid by the related person in acquiring any of its shares of our common stock.

The special voting provisions are not applicable to a business combination authorized by our Board of Directors by a vote which includes a majority of our “disinterested directors.” A disinterested director is defined to include any member of our Board of Directors who is not the related person (or an affiliate or associate of the related person) and who was a director prior to the time that the related person became a related person, and any successor of a disinterested director who is not the related person (or an affiliate or associate of the related person) and who is recommended to succeed a disinterested director by a majority of the disinterested directors then on our Board of Directors.

Our special voting provisions may not be amended, altered, changed or repealed except by the affirmative vote of at least 70% of the shares of stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, and at least 55% of the outstanding shares of stock entitled to vote thereon held by stockholders who are not related persons, unless such proposal was proposed by our Board of Directors by a vote which includes a majority of the disinterested directors.

The business combination provisions under our Articles of Incorporation could have the effect of delaying, deterring or preventing a change in control. Any possible change in control could also be affected by the applicability of certain Maryland anti-takeover statutes dealing with business combinations and acquisitions of controlling blocks of shares (including the Business Combination Act), as well as by our classified Board of Director provisions.

Articles of Incorporation; Bylaws

In addition to the provisions described above in “Two-Tier Business Combination Provisions,” the Articles of Incorporation and the Bylaws contain certain provisions that could make more difficult the acquisition of Legg Mason by means of a tender offer, a proxy contest or otherwise.

Non-Staggered Board. The Articles of Incorporation and the Bylaws provide that Legg Mason’s Board of Directors will be non-staggered. All directors will be elected for terms expiring at the next annual meeting of stockholders. The Articles of Incorporation provide that the number of directors will be fixed in the manner provided in the Bylaws. The Articles of Incorporation and the Bylaws provide that the number of directors will be fixed from time to time pursuant to any regular meeting or any special meeting by a majority of the entire Board of Directors, but must consist of not less than six directors and not more than twenty directors. In addition, the Bylaws provide that any vacancies will not affect the Bylaws or the powers of the remaining Board of Directors under the Bylaws.

Removal of Directors. Under the Maryland General Corporation Law (the “MGCL”), unless otherwise provided in the Articles of Incorporation, directors serving on a classified board may be removed by the stockholders with or without cause. In addition, the Articles of Incorporation and the Bylaws provide that directors may be removed with or without cause and only upon the affirmative vote of holders of at least 70% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors.

Stockholder Action. The Articles of Incorporation and the Bylaws provide that stockholder action can be taken without a meeting (i) if a unanimous consent in writing or by electronic transmission is signed by all the stockholders entitled to vote on the subject matter and any other stockholders entitled to notice of a meeting of stockholders have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders or (ii) unless the Articles of Incorporation or the Bylaws require otherwise, by the holders of any class of stock, other than common stock entitled to vote generally in the election of directors, by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if Legg Mason gives notice of the action to each holder of the class of stock not later than ten days after the effective time of the action. The Articles of Incorporation and the Bylaws provide that special meetings of stockholders can be called by the chairman of the Board of Directors, Legg Mason’s Chief Executive Officer, the president or a majority of the Board of Directors. Majority stockholders are permitted to call a special meeting through a written request to the secretary. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by Legg Mason.

Advance Notice Procedures. Not less than ten nor more than 90 days before the date of every meeting of stockholders, the secretary must give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting. In the case of a special meeting or as otherwise may be required by any statute, such written notice must contain the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission, or by any other means permitted by Maryland law. If mailed, such notice is deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid. If transmitted electronically, such notice is deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. Legg Mason may give a single notice to all stockholders who share an address, which single notice will be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, will not affect the validity of any meeting fixed in accordance with this procedure or the validity of any proceedings at any such meeting.

Legg Mason may postpone or cancel a meeting of stockholders by making a public announcement through disclosure in a press release or in a document publicly filed with the Commission of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed must be given not less than ten days prior to such date.

Liability of Directors; Indemnification. The Articles of Incorporation provide that a director will not be personally liable for monetary damages to Legg Mason or its stockholders, except to the extent such limitation of liability is not permitted under the MGCL. The Articles of Incorporation also provide that notwithstanding any contrary provision of law, no indemnification will be provided for any officer, director, employee or agent of any predecessor of Legg Mason unless the Bylaws otherwise provide. The Bylaws provide for indemnification of any person who is serving or has served as a director or officer of Legg Mason, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

Amendment. The Articles of Incorporation provide that Legg Mason may amend its Articles of Incorporation, including any provision which alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding stock. However, no such amendment may change the terms of any class or series of any class of the outstanding stock unless such change of terms shall have been authorized by the holders of not less than two-thirds of all shares of such class or series of such class at the time outstanding.

The Bylaws provide that the Bylaws may be amended only by a majority of the entire Board of Directors at any regular meeting of the Board of Directors or at any special meeting called for that purpose.

The description set forth above is intended as a summary only and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws, copies of which are exhibits to the Registration Statement of which this prospectus is a part.

Registrar and Transfer Agent

The registrar and transfer agent for the common stock is American Stock Transfer & Trust Company, LLC.

Listing

Legg Mason’s common stock is listed on the New York Stock Exchange under the symbol “LM.”

DESCRIPTION OF PREFERRED STOCK

Under Legg Mason’s Articles of Incorporation, its Board of Directors is authorized to adopt resolutions providing for the issuance, in one or more series, of up to 4,000,000 shares of preferred stock, $10.00 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by the Board of Directors or a duly authorized committee thereof.

Because this section is a summary, it does not describe every aspect of Legg Mason’s preferred stock. We urge you to read Legg Mason’s Articles of Incorporation and the certificate of designations creating your preferred stock because they, and not this description, define your rights as a holder of preferred stock. Legg Mason has filed the Articles of Incorporation and will file the certificate of designations with the SEC. See “Where To Find More Information” for information on how to obtain copies of these documents.

The specific material terms of any preferred stock proposed to be sold under this prospectus and an attached prospectus supplement or term sheet will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the offered preferred stock may differ from the terms set forth below.

General

Unless otherwise specified in the prospectus supplement or term sheet relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.

You should read the prospectus supplement or term sheet for the material terms of the preferred stock offered thereby, including the following:

•	The title and stated value of the preferred stock.

•	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock.

•	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock.

•	The date from which dividends on the preferred stock will accumulate, if applicable.

•	The liquidation rights of the preferred stock.

•	The procedures for any auction and remarketing, if any, of the preferred stock.

•	The sinking fund provisions, if applicable, for the preferred stock.

•	The redemption provisions, if applicable, for the preferred stock.

•	Whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

•	Whether the preferred stock will have voting rights and the terms thereof, if any.

•	Whether the preferred stock will be listed on any securities exchange.

•	Whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities.

•	Any other specific material terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Subject to Legg Mason’s Articles of Incorporation and to any limitations contained in its outstanding preferred stock, Legg Mason may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof may determine, all without further action of its stockholders, including holders of its then outstanding preferred stock.

If applicable, the prospectus supplement or term sheet will also contain a discussion of the material United States federal income tax considerations relevant to the offering.

Dividends

Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of Legg Mason’s assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement or term sheet. Each dividend will be payable to holders of record as they appear on our books on the record date fixed by the Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or term sheet.

Conversion and Exchange

If the preferred stock will be convertible into or exchangeable for common stock or other securities, the prospectus supplement or term sheet will set forth the terms and conditions of that conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of that preferred stock. These terms may also include provisions under which the number of shares of common stock or the number or amount of other securities to be received by the holders of that preferred stock upon conversion or exchange would be calculated according to the market price of the common stock or those other securities as of a time stated in the prospectus supplement or term sheet.

Liquidation Rights

In the event of Legg Mason’s voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of the preferred stock will be entitled to receive out of the assets that are available for distribution to stockholders, before any distribution of assets is made to holders of any stock that is junior as to dividends and liquidation rights to such series of preferred stock, liquidating distributions in the amount set forth in the applicable prospectus supplement or term sheet plus all accrued and unpaid dividends. If, upon Legg Mason’s voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock are not paid in full, the holders of preferred stock of each series will share ratably in the distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets. Legg Mason’s consolidation or merger with or into any other corporation or corporations or a sale of all or substantially all of its assets will not be deemed to be a liquidation, dissolution or winding up for purposes of these provisions.

Redemption

If so provided in the prospectus supplement or term sheet, the offered preferred stock may be redeemable in whole or in part at Legg Mason’s option at the times and at the redemption prices set forth therein.

Voting Rights

Except as indicated below or in the prospectus supplement or term sheet, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote.

DESCRIPTION OF DEPOSITARY SHARES

General

Legg Mason may, at its option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that Legg Mason determines to do so, it will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement or term sheet relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among Legg Mason, a depositary to be named in the applicable prospectus supplement or term sheet and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement or term sheet may relate. The particular terms of the depositary shares to which any prospectus supplement or term sheet may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement or term sheet. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement or term sheet differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement or term sheet relating to such deposited shares.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement or term sheet, including the definitions.

Immediately following Legg Mason’s issuance of shares of a series of preferred stock that will be offered as fractional shares, Legg Mason will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon Legg Mason’s written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at Legg Mason’s expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with Legg Mason’s approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by Legg Mason or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If Legg Mason redeems shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by Legg Mason with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to Legg Mason after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and Legg Mason will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Conversion and Exchange

Depositary shares are not convertible into or exchangeable for other shares of Legg Mason’s stock or other securities. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other shares of Legg Mason’s stock or other securities, the depositary receipts evidencing the depositary shares may be surrendered by the holder thereof to the depositary with written instructions to convert or exchange the preferred stock into whole shares of Legg Mason’s other stock or other securities, as specified in the related prospectus supplement or term sheet. Upon receipt of these instructions and any amounts payable in respect thereof, Legg Mason will cause the conversion or exchange thereof and will deliver to the holder whole shares of Legg Mason’s other stock or the whole number of other securities (and cash in lieu of any fractional share or security). In the case of a partial conversion or exchange, the holder will receive a new depositary receipt evidencing the unconverted or unexchanged balance.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between Legg Mason and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by Legg Mason at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of Legg Mason and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

Except as provided in the prospectus supplement or term sheet, Legg Mason will pay the fees and expenses of the depositary, and the holders of depositary receipts will be required to pay any tax or other governmental charge that may be imposed in connection with the transfer, exercise, surrender or split-up of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Legg Mason written notice of its election to do so, and Legg Mason may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from Legg Mason that are delivered to the depositary and which Legg Mason is required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement or term sheet. Unless otherwise set forth in the applicable prospectus supplement or term sheet, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that Legg Mason may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement or term sheet will contain the material terms and conditions for each right. The accompanying prospectus supplement or term sheet may add, update or change the terms and conditions of the rights as described in this prospectus. The particular terms of each issue of rights, the rights agent agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement or term sheet, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement or term sheet. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement or term sheet. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement or term sheet. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement or term sheet, Legg Mason will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, Legg Mason may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement or term sheet.

DESCRIPTION OF PURCHASE CONTRACTS

Legg Mason may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from Legg Mason and Legg Mason to sell to the holders, a specified principal amount of debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares or other securities that Legg Mason may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by Legg Mason or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require Legg Mason to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement or term sheet related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement or term sheet will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

Legg Mason may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement or term sheet related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

HOLDING COMPANY STRUCTURE

We are a holding company and our assets consist primarily of investments in our subsidiaries. A substantial portion of our consolidated liabilities have been incurred by our subsidiaries. Our rights and the rights of our creditors, including holders of our securities, to participate in the distribution of assets of any subsidiary upon liquidation or reorganization of a subsidiary or otherwise will be subject to prior claims of the subsidiary’s creditors, including trade creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Accordingly, the holders of our securities may be deemed to be effectively subordinated to such claims. As of December 31, 2015, our subsidiaries had a total of approximately $1.0 billion of outstanding liabilities, including indebtedness.

Our ability to service our indebtedness and other obligations, including the securities offered hereby, is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings and cash flow.

PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of securities in the applicable prospectus supplement or term sheet, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds to the issuer from sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Any underwriters, dealers or agents participating in a sale of securities may be considered to be underwriters under the Securities Act. Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

We may sell the securities in any of the following ways:

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

If underwriters are used in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters will also be obligated to purchase all the securities of an issue if any are purchased. Any initial public offering price or any concession allowed or reallowed or paid to dealers may be changed.

We may also sell the securities directly or through agents. Any agent will be named and any commissions payable to the agent will be set forth in the applicable prospectus supplement. Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price set forth in the applicable prospectus supplement or term sheet using delayed delivery contracts. These contracts provide for payment and delivery on one or more specified dates in the future. The applicable prospectus supplement or term sheet will describe the commission payable for solicitation and the terms and conditions of these contracts.

The applicable prospectus supplement or term sheet will describe any restrictions on the sale of securities if and as appropriate.

Agents and underwriters may be customers of, engage in transactions with, or perform services for Legg Mason in the ordinary course of business.

Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

LEGAL MATTERS

The validity of the securities to be issued by Legg Mason will be passed upon by Thomas C. Merchant, Esq., our Executive Vice President and General Counsel, who as to matters of New York law may rely upon the opinion of Shearman & Sterling LLP, New York, New York. With respect to matters of New York law, the validity of the securities to be issued by Legg Mason will be passed upon for us by Shearman & Sterling LLP unless otherwise provided for in the applicable prospectus supplement. Mr. Merchant beneficially owns, or has rights to acquire under our employee benefit plans, less than one percent of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts except the SEC registration fee are estimates.

SEC registration fee	$		*(1)
Fees and expenses of accountants(2)		168,000
Fees and expenses of counsel(2)		500,000
Fees and expenses of trustee and warrant agent(2)		25,000
Printing and engraving expenses(2)		200,000
Rating agency fees(2)		425,500

Total	$		*

(1)	We are deferring payment of the registration fee. The registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.
(2)	Estimated. Actual amounts to be determined from time to time.
*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

Item 15. Indemnification of Directors and Officers

Legg Mason, Inc.

The registrant’s by-laws provide for indemnification of any person who is serving or has served as a director or officer of the registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

The registrant’s officers and directors are insured against certain liabilities under certain policies maintained by the registrant with aggregate coverage of $175,000,000.

The foregoing summaries are subject to the complete text of the statute, by-laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits

The following exhibits are filed as part of or incorporated by reference in this registration statement.

Exhibit No.		Description of Exhibit

1.1	—	Form of Underwriting Agreement for Debt Securities

*1.2	—	Form of Underwriting Agreement for Equity Securities

*1.3	—	Form of Underwriting Agreement for Depositary Shares

*1.4	—	Form of Underwriting Agreement for Purchase Contracts

*1.5	—	Form of Underwriting Agreement for Units

+3.1	—	Articles of Incorporation of Legg Mason, Inc., as amended (incorporated by reference to Legg Mason, Inc.’s Current Report on Form 8-K for the event on July 26, 2011)

+3.2	—	By-laws of Legg Mason, Inc., as amended and restated July 26, 2011 (incorporated by reference to Legg Mason, Inc.’s Current Report on Form 8-K for the event on July 26, 2011)

4.1	—	Indenture for Senior Debt Securities between Legg Mason, Inc., as Issuer, and The Bank of New York Mellon, as Trustee, dated as of January 22, 2014

4.2	—	Form of Indenture for Junior Subordinated Debt Securities between Legg Mason, Inc., as Issuer, and The Bank of New York Mellon, as Trustee

*4.3	—	Form of Senior Debt Securities

*4.4	—	Form of Junior Subordinated Debt Securities

*4.5	—	Form of Debt Warrant Agreement (including Form of Debt Warrant)

*4.6	—	Form of Currency Warrant Agreement (including Form of Currency Warrant)

*4.7	—	Form of Stock Warrant Agreement (including Form of Stock Warrant)

*4.8	—	Specimen Certificate for Shares of Legg Mason, Inc.’s Common Stock

*4.9	—	Form of Certificate of Designations of Preferred Stock

*4.10	—	Form of Deposit Agreement

*4.11	—	Form of Depositary Receipt

*4.12	—	Form of Rights Agent Agreement

*4.13	—	Form of Purchase Contract

*4.14	—	Form of Unit Agreement (including Form of Unit)

5.1	—	Opinion of Thomas C. Merchant, Esq., Executive Vice President and General Counsel to Legg Mason, Inc.

5.2	—	Opinion of Shearman & Sterling LLP

12.1	—	Computation of Ratio of Earnings to Fixed Charges

23.1	—	Consent of PricewaterhouseCoopers LLP

23.2	—	Consent of Thomas C. Merchant, Esq., Executive Vice President and General Counsel to Legg Mason, Inc. (included as part of Exhibit 5.1)

Exhibit No.		Description of Exhibit

23.3	—	Consent of Shearman & Sterling LLP (included as part of Exhibit 5.2)

24.1	—	Powers of Attorney of Directors and Officers of Legg Mason, Inc. (included in signature pages)

25.1	—	Form T-l Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, with respect to the Indenture for Senior Debt Securities, dated as of January 22, 2014

25.2	—	Form T-l Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, with respect to the Form of Indenture for Junior Subordinated Debt Securities

*	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company in connection with a specific offering.
+	Incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided However, That:

Paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, in the event that securities are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the registrant will supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment or supplemental prospectus will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Baltimore, State of Maryland, on the 19th of February, 2016.

LEGG MASON, INC.

By:	/S/ JOSEPH A. SULLIVAN
Joseph A. Sullivan,
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Joseph A. Sullivan, Thomas C. Merchant and Peter H. Nachtwey, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacitates, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ JOSEPH A. SULLIVAN (Joseph A. Sullivan)	Chief Executive Officer, President and a Director (principal executive officer)	February 19, 2016

/S/ PETER H. NACHTWEY (Peter H. Nachtwey)	Chief Financial Officer (principal financial officer and principal accounting officer)	February 19, 2016

/S/ ROBERT E. ANGELICA	Director	February 19, 2016
(Robert E. Angelica)

/S/ CAROL ANTHONY “JOHN” DAVIDSON	Director	February 19, 2016
(Carol Anthony “John” Davidson)

/S/ BARRY W. HUFF	Director	February 19, 2016
(Barry W. Huff)

/S/ DENNIS M. KASS	Director	February 19, 2016
(Dennis M. Kass)

/S/ CHERYL GORDON KRONGARD	Director	February 19, 2016
(Cheryl Gordon Krongard)

/S/ JOHN H. MYERS	Director	February 19, 2016
(John H. Myers)

/S/ W. ALLEN REED	Director	February 19, 2016
(W. Allen Reed)

/S/ MARGARET MILNER RICHARDSON	Director	February 19, 2016
(Margaret Milner Richardson)

/S/ KURT L. SCHMOKE	Director	February 19, 2016
(Kurt L. Schmoke)

INDEX TO EXHIBITS

Exhibit No.		Description of Exhibit

1.1	—	Form of Underwriting Agreement for Debt Securities

*1.2	—	Form of Underwriting Agreement for Equity Securities

*1.3	—	Form of Underwriting Agreement for Depositary Shares

*1.4	—	Form of Underwriting Agreement for Purchase Contracts

*1.5	—	Form of Underwriting Agreement for Units

+3.1	—	Articles of Incorporation of Legg Mason, Inc., as amended (incorporated by reference to Legg Mason, Inc.’s Current Report on Form 8-K for the event on July 26, 2011)

+3.2	—	By-laws of Legg Mason, Inc., as amended and restated July 26, 2011 (incorporated by reference to Legg Mason, Inc.’s Current Report on Form 8-K for the event on July 26, 2011)

4.1	—	Indenture for Senior Debt Securities between Legg Mason, Inc., as Issuer, and The Bank of New York Mellon, as Trustee, dated as of January 22, 2014

4.2	—	Form of Indenture for Junior Subordinated Debt Securities between Legg Mason, Inc., as Issuer, and The Bank of New York Mellon, as Trustee

*4.3	—	Form of Senior Debt Securities

*4.4	—	Form of Junior Subordinated Debt Securities

*4.5	—	Form of Debt Warrant Agreement (including Form of Debt Warrant)

*4.6	—	Form of Currency Warrant Agreement (including Form of Currency Warrant)

*4.7	—	Form of Stock Warrant Agreement (including Form of Stock Warrant)

*4.8	—	Specimen Certificate for Shares of Legg Mason, Inc.’s Common Stock

*4.9	—	Form of Certificate of Designations of Preferred Stock

*4.10	—	Form of Deposit Agreement

*4.11	—	Form of Depositary Receipt

*4.12	—	Form of Rights Agent Agreement

*4.13	—	Form of Purchase Contract

*4.14	—	Form of Unit Agreement (including Form of Unit)

5.1	—	Opinion of Thomas C. Merchant, Esq., Executive Vice President and General Counsel to Legg Mason, Inc.

5.2	—	Opinion of Shearman & Sterling LLP

12.1	—	Computation of Ratio of Earnings to Fixed Charges

23.1	—	Consent of PricewaterhouseCoopers LLP

Exhibit No.		Description of Exhibit

23.2	—	Consent of Thomas C. Merchant, Esq., Executive Vice President and General Counsel to Legg Mason, Inc. (included as part of Exhibit 5.1)

23.3	—	Consent of Shearman & Sterling LLP (included as part of Exhibit 5.2)

24.1	—	Powers of Attorney of Directors and Officers of Legg Mason, Inc. (included in signature pages)

25.1	—	Form T-l Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, with respect to the Indenture for Senior Debt Securities, dated as of January 22, 2014

25.2	—	Form T-l Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, with respect to the Form of Indenture for Junior Subordinated Debt Securities

*	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company in connection with a specific offering.
+	Incorporated by reference.